Exhibit 10.1

OFFICE LEASE

SOUTHBOROUGH PLACE

132 TURNPIKE ROAD

SOUTHBOROUGH, MASSACHUSETTS

BY AND BETWEEN

132 TURNPIKE ROAD LLC

As Landlord

AND

Virtusa Corporation

As Tenant

Table of Contents by Articles and Sections

ARTICLE 1	Reference Data and Definitions	1

1.1	Reference Data and Authority	1
1.2	General Provisions	4
1.3	Terms Defined	4

ARTICLE 2	Premises	8

2.1	Premises	8
2.2	Appurtenances; Parking	8

ARTICLE 3	Term	8

3.1	Term Commencement	8
3.2	Termination	8
3.3	Option to Extend	8

ARTICLE 4	Rent	9

4.1	Basic Rent	9
4.2	Late Payment of Rent	10

ARTICLE 5	Use of Premises	10

5.1	Use Restricted	10
5.2	Character of Operations	10
5.3	Intentionally Omitted	11
5.4	Solicitation of Business	11
5.5	Intentionally Omitted	11
5.6	Intentionally Omitted	11

ARTICLE 6	Taxes; Operating Expenses; Estimated Cost of Electrical Services	11

6.1	Operating Expenses Defined	11
6.2	Expenses	15
6.3	Taxes	15
6.4	Annual Statement of Additional Rent Due	15
6.5	Accounting	16
6.6	Abatement of Taxes	16
6.7	Tenant Audit	16

ARTICLE 7	Improvements, Repairs, Additions, Replacements	17

7.1	Preparation of the Premises	17
7.2	Condition; Landlord’s Performance	18
7.3	Tenant’s Delays; Remedies for Tenant’s Delay	18
7.4	Tenant’s Early Access to the Premises	19
7.5	Alterations and Improvements	19
7.6	Intentionally Omitted	20
7.7	Intentionally Omitted	20

ARTICLE 8	Building Services	20

8.1	Basic Services	20
8.2	Other Janitors	20
8.3	Additional Services	20

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8.4	Electricity	21
8.5	Access	21

ARTICLE 9	Tenant’s Particular Covenants	21

9.1	Occupancy of the Premises	21
9.2	Safety	21
9.3	Equipment	22
9.4	Pay Taxes	22
9.5	Intentionally Omitted	22
9.6	Intentionally Omitted	22
9.7	Maintenance and Repair	22

ARTICLE 10	Requirements of Public Authority	23

10.1	Legal Requirements	23
10.2	Environmental Legal Requirements	23

ARTICLE 11	Covenant Against Liens	24

11.1	Mechanics Liens	24
11.2	Right to Discharge	24

ARTICLE 12	Access to Premises	24

12.1	Access	24

ARTICLE 13	Assignment and Subleasing	25

13.1	Subleasing and Assignment	25

ARTICLE 14	Indemnity	27

14.1	Tenant’s Indemnity	27
14.2	Landlord’s Liability	28

ARTICLE 15	Insurance	28

15.1	Liability Insurance	28
15.2	Tenant’s Risk	28
15.3	Landlord’s Insurance	29

ARTICLE 16	Waiver of Subrogation	30

16.1	Waiver of Subrogation	30

ARTICLE 17	Damage or Destruction	30

17.1	Landlord’s Right of Termination	30
17.2	Restoration; Tenant’s Right of Termination	30
17.3	Abatement of Rent	31

ARTICLE 18	Eminent Domain	32

18.1	Eminent Domain	32

ARTICLE 19	Quiet Enjoyment; Subordination	33

19.1	Landlord’s Covenant	33
19.2	Subordination	33
19.3	Intentionally Omitted	33

ARTICLE 20	Defaults; Events of Default	33

20.1	Tenant’s Default	33

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20.2	Landlord’s Remedies	35
20.3	Intentionally Omitted	38
20.4	Remedying Defaults	38
20.5	Remedies Cumulative	38
20.6	Enforcement Costs	38
20.7	Landlord’s Default	38
20.8	Independent Covenants	39

ARTICLE 21	HOLDING OVER; SURRENDER	39

21.1	Holding Over	39
21.2	Surrender of Premises	40

ARTICLE 22	Waivers	40

22.1	No Waivers	40

ARTICLE 23	Security Deposit	40

23.1	Intentionally Omitted	40

ARTICLE 24	General Provisions	41

24.1	Force Majeure	41
24.2	Notices and Communications	41
24.3	Certificates, Estoppel Letter	41
24.4	Rules and Regulations	42
24.5	Financial Statements	42
24.6	Recording	42
24.7	Waiver of Jury Trial	42
24.8	Reservation	43
24.9	Prohibited Persons and Transactions	43
24.10	Governing Law	43
24.11	Partial Invalidity	44
24.12	Interpretation; Consents	44
24.13	Parties	44
24.14	Waiver of Trial by Jury	44
24.15	Time of the Essence	44

ARTICLE 25	Miscellaneous	44

25.1	Relocation	44
25.2	Brokerage	44
25.3	Signage	45
25.4	Intentionally Omitted	45
25.5	Right of First Offer	45
25.6	Entire Agreement	46

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SOUTHBOROUGH PLACE

132 TURNPIKE ROAD

SOUTHBOROUGH, MASSACHUSETTS

OFFICE LEASE

STANDARD FORM

THIS LEASE is between the Landlord and the Tenant named below, and is for the Premises in the Building described below.

W I T N E S S E T H :

ARTICLE 1

Reference Data and Definitions

1.1                               Reference Data and Authority

DATE OF LEASE:	October 23, 2017

LANDLORD:	132 TURNPIKE ROAD LLC A Massachusetts Limited Liability Company

LANDLORD’S REPRESENTATIVE:	William Depietri Capital Group Properties LLC

LANDLORD’S PAYMENT ADDRESS:	259 Turnpike Road, Suite 100 Southborough, MA 01772

LANDLORD’S NOTICE ADDRESS:	259 Turnpike Road, Suite 100 Southborough, MA 01772

TENANT:	Virtusa Corporation

TENANT’S NOTICE ADDRESS: Prior to the Term Commencement Date	2000 West Park Drive Westborough, MA 01581

With a copy to: Paul D. Tutun, Executive Vice President and General Counsel 2000 West Park Drive Westborough, MA 01581

TENANT’S NOTICE ADDRESS: After the Term Commencement Date	132 Turnpike Road, Suite 300 Southborough, MA 01772

With a copy to: Paul D. Tutun, Executive Vice President and General Counsel 132 Turnpike Road, Suite 300 Southborough, MA 01772

TENANT’S REPRESENTATIVE:	Eric Brown

TENANT’S REPRESENTATIVE’S TELEPHONE NUMBER:	508-389-7233

LAND:	The land located at 132 Turnpike Road, Southborough, MA.

BUILDING:	The building located on the Land.

PREMISES:	Suite 300 of the Building, as more particularly shown on Exhibit A.

RENTABLE AREA OF THE BUILDING:	72,223 Rentable Square Feet.

TERM:	Ten (10) years five (5) months.

RENTABLE AREA OF PREMISES:	12,120 Rentable Square Feet.

TERM COMMENCEMENT DATE:

Date of substantial completion of Landlord’s Work and delivery of Premises to Tenant vacant and broom-clean, with all Building systems in good working order, including the HVAC system (see Section 3.1).

BASIC RENT COMMENCEMENT DATE:	150 days after Term Commencement Date

EARLY ACCESS:	At least twenty-one (21) days prior to Term Commencement Date

STATED EXPIRATION DATE:	End of 10th Lease Year

OPTION TO EXTEND:	Tenant shall have one (1) five (5) year option to extend the Term of this Lease in accordance with the terms of Section 3.3.

TENANT’S SHARE:	16.78%

BASIC RENT:	See Rent Schedule Below:

LEASE YEAR	RATE PER SQ. FT.	ANNUAL RENT	MONTHLY RENT
1st 150 days of Term	FREE RENT	FREE RENT	FREE RENT
1	$23.00	$278,760.00	$23,230.00
2	$23.75	$287,850.00	$23,987.50
3	$24.50	$296,940.00	$24,745.00
4	$25.25	$306,030.00	$25,502.50
5	$26.00	$315,120.00	$26,260.00
6	$26.75	$324,210.00	$27,017.50
7	$27.50	$333,300.00	$27,775.00
8	$28.25	$342,390.00	$28,532.50
9	$29.00	$351,480.00	$29,290.00
10	$29.75	$360,570.00	$30,047.50

BASE YEAR:	Calendar year 2018.

REIMBURSABLE TAXES:	Tenant’s Share of Taxes above the amount incurred in the Base Year.

REIMBURSABLE OPERATING EXPENSES:	Tenant’s Share of Operating Expenses above the amount incurred in the Base Year.

SECURITY DEPOSIT:	$50,000; reduced to 25,000.00 after 5th Lease Year

CONSTRUCTION SECURITY DEPOSIT:	N/A

AMOUNT DUE UPON EXECUTION:	$73,230.00

GUARANTOR:	N/A

PERMITTED USES:	General office uses consistent with a first-

class office building.

INSURANCE AMOUNT:	$1,000,000 per occurrence - General Liability, Bodily Injury & Property Damage

BROKER:	CBRE-NE and Transwestern

AUTHORITY:	Tenant agrees that on the Date of Lease Tenant shall deliver the following items to
Landlord:

Certificate of Legal Existence and Good Standing issued by the Massachusetts Secretary of State’s Office (dated not more than 30 days before the Date of Lease), providing that Tenant legally exists and is in good standing as a foreign corporation in the Commonwealth of Massachusetts.

1.2                               General Provisions

For all purposes of the Lease, the following shall apply:

(a)                                 The words herein, hereof, hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease.

(b)                                 A pronoun in one gender includes and applies to the other gender as well.

(c)                                  Each definition stated in Section 1.1 or 1.3 of this Lease applies equally to the singular and the plural forms of the term or expression defined.

(d)                                 Any reference to a document defined in Section 1.3 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto.

(e)                                  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

1.3                               Terms Defined

Additional Rent.  All Taxes, Operating Expenses, costs, expenses and other charges (other than Basic Rent), due from Tenant to Landlord under this Lease or reasonably incurred by Landlord as a result of an Event of Default.

Additional Services.  Services provided to Tenant at Tenant’s request, which are not described in Exhibit B.

Affiliate.  With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, the term control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled by have meanings correlative to the foregoing.

Authorizations. The Authorization for Additional Work form, included herein as Exhibit H, plus all franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises and the conduct or continuation of the Permitted Use in the Premises.

Base Operating Expenses:  The Operating Expenses for the Base Year.

Base Taxes:  Taxes for the Base Year.

Basic Services.  The services described in Exhibit B.

Building Standard Tenant Finishes.  The standards set by Landlord for the quality of work done in the Building.

Business Day.  A day which is not a Saturday, Sunday or Holiday.

Common Areas.  All areas of the Land and the Building (i) devoted to the common use of tenants in the Building, or (ii) necessary for the provision of services to the Building, including but not limited to the parking areas, atrium, common corridors, elevator foyers, air shafts, elevator shafts and elevators, stairwells and stairs, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities.

Early Access Date.  Tenant shall have the right to access the Premises, free of charge, twenty-one (21) days prior to the Term Commencement Date for the purpose of setting up furniture, fixtures and telephone/data equipment.

Event of Default.  This term is defined in ARTICLE 20.

Force Majeure.  Collectively and individually, strikes, lockouts or other labor trouble, fire or other casualty, acts of God and other unusually adverse weather conditions, governmental actions, inability to obtain services, labor or materials or reasonable substitutes therefor, acts of terrorism or bioterrorism, civil commotion, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation, provided, however, that lack of money by Tenant shall not be deemed such a cause.

General Contractor.  JBJ Construction Corp., a corporation with a place of business at 259 Turnpike Road, Suite 100, Southborough, Massachusetts 01772.

Governmental Authority.  United States of America, the Commonwealth of Massachusetts, the municipality where the Land is located and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them.

Hazardous Substance.  “Oil”, “hazardous materials”, “hazardous wastes” and “hazardous substances” as those terms are defined under the Comprehensive Environmental Response,

Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws.

Holiday.  New Years’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Improvements.  All (i) structures located in and forming a part of the Premises, including but not limited to, walls, ceilings, doors and floor covering, (ii) pipes, wires, conduits, controls and fixtures relating to utilities located in and serving only the Premises, (iii) built-in casework, including but not limited to, benches, tables, cabinets and storage facilities, connected to a utility or affixed to the Premises or the Building, and (iv) fixtures, equipment and personal property of any kind installed on the Premises in such a manner that they become affixed to and part of the Premises or the Building under applicable law and that cannot be removed without material damage to the Premises or the Building.

Insurance Requirements.  All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either; and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to (or affecting any condition, operation, or occupancy of) the Building or the Premises or any part or parts of either.

Landlord’s Work.  As defined in Section 7.1(a).

Lease Year.  Each period of one (1) year during the Term commencing on the Basic Rent Commencement Date, or on any anniversary of the Basic Rent Commencement Date, or, if the Basic Rent Commencement Date does not fall on the first day of a calendar month, then the First Lease Year shall consist of the partial calendar month following the Basic Rent Commencement Date and the succeeding twelve (12) full calendar months, and each succeeding Lease Year shall consist of a one (1) year period commencing on the first day of the calendar month following the calendar month in which the Basic Rent Commencement Date fell.

Legal Requirements.  All statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to parts or appurtenances of the Premises, Building, the Land or to any condition or use thereof and the provisions of all Authorizations.

Market Rent.  The rental rate which shall be computed as of the applicable date at the then current rentals being charged to new tenants for comparable quality office space located within ten (10) miles of the Building, taking into account and giving effect to, without limitation, such considerations as size, location of the Building and the Premises, length of the term, level and quality of building construction, space improvements, tenant allowances and rent concessions.

Normal Business Hours.              Monday - Friday-  7:00 AM- 6:00 PM

Occupancy Arrangement.  The act of subletting or assigning all or a portion of the Premises by the Tenant to a subtenant.

Operating Expenses.  As defined in Section 6.1.

Option Term.  This term is defined in Section 3.3.

Permitted Exceptions.  Any liens or encumbrances on the Land in the nature of (ii) liens for taxes assessed but not yet due and payable, (ii) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease that do not limit the use of the Property as general business offices, (iii) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to use the Common Areas, and (iv) mortgages of record now or in the future encumbering the Land.

Person.  An individual, a corporation, a limited liability company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

Property.  The Land, the Building and the Premises.

Rentable Area of the Premises.  The number of rentable square feet stated in Section 1.1.

Services.  Basic Services and Additional Services.

Substantial Completion Date.  This term is defined in Section 7.1.

Taxes.  All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements and are taxed based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described).  Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease.

Tenant’s Delay.  This term is defined in Section 7.3.

Term.  The period of time set forth in Section 1.1, plus any exercised Option Term.

Working Drawings.  The drawings for the construction of the Premises as prepared as set forth in ARTICLE 7.

ARTICLE 2

Premises

2.1                               Premises.

Landlord hereby leases and lets to Tenant, and Tenant hereby takes from Landlord, upon and subject to the terms, conditions, covenants and provisions of this Lease, the Premises subject to the Permitted Exceptions.

2.2                               Appurtenances; Parking.

Tenant may use the Common Areas appurtenant to the Premises for the purposes for which they were designed.  Tenant has the nonexclusive right to use the parking area on the Land free of charge, provided, however, that Tenant must require all occupants and employees of the Premises to park their vehicles in a portion of the parking area designated for such purpose.  Prior to the Term Commencement Date, Landlord shall mark two (2) parking spaces near the Building’s main entrance as being for the exclusive use of Tenant.  Such signs shall remain for the Term and Tenant shall have the exclusive right to use such spaces.  At all times during the Term, the number of parking spaces on the Property for the exclusive use of tenants of the Building shall be at least 3.5 spaces per each 1,000 rentable square feet of space in the Building.

ARTICLE 3

Term

3.1                               Term Commencement.

The Term shall commence on the Term Commencement Date, which is targeted for March 1, 2018.  If the Term does not commence by March 1, 2018 because any reason other than a Tenant Delay (as defined in Article 7) and as a result, Tenant is required to pay holdover rent to its existing Westborough, MA landlord, Landlord shall reimburse Tenant for that portion of the holdover rent that exceeds Tenant’s base rent at the end of its lease term (i.e., if the holdover rent is 150% of base rent, Landlord shall be responsible for the additional 50%) or Landlord shall allow Tenant to offset such portion of the holdover rent against Rent due under the Lease.

3.2                               Termination.

The Term shall end, unless sooner terminated as provided in this Lease, on the Lease Termination Date.

3.3                               Option to Extend.

Provided that, at the time of such exercise (i) this Lease is in full force and effect, (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Option Term), and (iii) there shall not then be in effect any sublease with respect to any portion of the Premises (any of which conditions described in clause (i) — (iii) may be waived by Landlord at any time at Landlord’s sole discretion), Tenant has the option to extend the Term, for the number of additional periods as set forth in Section 1.1 (each, an “Option Term”) by giving Landlord notice of its intent to exercise the option for the next succeeding Option Term not less than nine (9) months before the end of the then current Term. All of the terms and provisions of the Lease shall be applicable during such Option Term(s) except for the following:

(a)                                 Tenant shall have no option to extend the Term of the Lease beyond the Option Term(s) set forth in Section 1.1; and

(b)                                 Basic Rent during each Option Term shall be the Market Rent for the Premises.

If Tenant exercises an Option to Extend, then Landlord shall within six (6) to nine (9) months before expiration of the Term, designate the Market Rent and shall furnish reasonably sufficient data to Tenant in support of such designation.  If Tenant disagrees with Landlord’s designation of the Market Rent, then Tenant shall have the right, by written notice given within twenty-one (21) days after Tenant has been notified of Landlord’s designation, to submit such Market Rent to arbitration as follows:  Market Rent shall be determined by impartial arbitrators, one to be chosen, hired, and paid by Landlord, one to be chosen, hired, and paid by Tenant and a third to be selected, if necessary, as provided below.  The unanimous written decision of the two first chosen without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of its chosen arbitrator within twenty-one (21) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall notify the then President of the Massachusetts Real Estate Bar Association and request him or her to select an impartial third arbitrator to determine Market Rent.  Each of the arbitrators shall be a qualified real estate appraiser having at least ten (10) years of experience appraising office space within ten (10) miles of the Building.  If necessary, the third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof.  Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally.  If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant’s obligation to pay Basic Rent based upon such Market Rent during the Option Term, then Tenant shall pay the Market Rent as designated by Landlord, until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of Basic Rent to Tenant.

ARTICLE 4

Rent

4.1                               Basic Rent.

Tenant shall pay Landlord for the Premises, without offset, abatement, deduction or demand, the Basic Rent.  Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Term.  The first installment of Basic Rent shall be paid upon execution of this Lease.  Subsequent installments of Basic Rent shall be paid on the first day of every calendar month after the Rent Commencement Date.  Basic Rent for partial months at the beginning or end of the Term shall be prorated.  Landlord shall provide to Tenant such information as Tenant may reasonably require to pay rent by ACH transaction.

No payment by Tenant or acceptance by Landlord of a lesser amount than is due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance of a check by Landlord for a lesser amount with any endorsement or statement thereon, or any statement in any letter accompanying such check, indicating that any such lesser amount is payment in full, shall be of no effect, and Landlord may accept such check without prejudice to any other rights or remedies Landlord may have against Tenant.

4.2                               Late Payment of Rent.

If any installment of Basic Rent or Additional Rent is not received in full within five (5) days of its due date, then, in addition to any other rights or remedies of the Landlord, Tenant shall pay Landlord on demand as Additional Rent for each month that rental payments are not timely made the lesser of ten percent (10%) or the highest amount permitted by law, of each unpaid portion of such monthly installment as liquidated damages arising out of such late payment.

ARTICLE 5

Use of Premises

5.1                               Use Restricted.

The Premises may be used for the Permitted Uses and for no other purpose.  If any Authorization is required for the proper and lawful conduct of the Permitted Uses at the Premises, Tenant shall, at Tenant’s sole cost, risk, and expense, duly procure and thereafter maintain such Authorization and submit the same to inspection by Landlord.  Tenant, at Tenant’s sole risk, cost, and expense, shall at all times comply with the terms and conditions of each such Authorization.  Landlord confirms no Authorizations are required for the Permitted Use.

5.2                               Character of Operations.

Tenant agrees (i) not to conduct, or advertise as being conducted, at the Premises an auction, fire, bankruptcy, going out of business or similar sale, (ii) not to operate any store which is commonly known as a “bargain store”, “wholesale store”, “surplus store” or similar type retail operation, (iii) that no loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the Premises, (iv) intentionally omitted, (v) that Tenant will not cause or permit objectionable odors to emanate from the Premises, (vi) that Tenant shall use its best efforts to load or unload its merchandise, supplies or other property prior to Normal Business Hours, and (vii) that Tenant will use the loading and unloading facilities for delivery of product(s) in the area designated by Landlord.  Tenant may load or unload its merchandise during Normal Business Hours provided that, in the opinion of Landlord, the same does not interfere with the operation of stores and businesses in the Building or access to the Building by customers and other invitees.  Tenant will prevent the parking or standing outside the Premises of trucks, trailers or other vehicles or equipment except when actually engaged in such loading or unloading.  Tenant shall not erect any aerial outside the Premises without the prior written approval of Landlord and Landlord may remove any such aerial without such permission without prior notice to, and at the sole cost and expense of Tenant.

Landlord agrees not to allow any other tenant in the Building to use its demised premises for any purpose other than the Permitted Use.

5.3                               Intentionally Omitted.

5.4                               Solicitation of Business.

Tenant agrees not to solicit business in the Common Areas (or to permit its employees or agents from doing so) nor place any handbills or other advertising material in or on automobiles parked in the parking areas or in other Common Areas, or otherwise distribute handbills or other advertising matters within the Common Areas.

5.5                               Intentionally Omitted.

5.6                               Intentionally Omitted.

ARTICLE 6

Taxes; Operating Expenses; Estimated Cost of Electrical Services

6.1                               Operating Expenses Defined.

(i)                                     “Operating Expenses” shall mean all of the expenses and costs incurred by Landlord in connection with the ownership, operation, repair, maintenance, protection and management of the Building and the Land and the provision of Basic Services, shall include, by way of example and not of limitation, the following:

(a)                                 Wages, salaries, fees and other compensation and payments, payroll taxes, contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits made to or on behalf of those employees of Landlord solely engaged in or performing services in connection with the operation, repair, maintenance, protection and management of the Property, including: window cleaners; porters; janitors; miscellaneous; mechanics; electricians; plumbers; landscapers; building facilities manager; property manager; and clerical and administrative personnel.  Landlord may contract for any of the foregoing to be performed by unrelated independent contractors, in which event all reasonable sums paid to such unrelated independent contractors shall be included within Operating Expenses.

(b)                                 The cost of employee uniforms, and the cleaning, pressing, repair and replacement thereof.

(c)                                  Costs of cleaning the Property, including the facade, concourse, windows and sidewalks, costs for cleaning and removing snow and rubbish from the Property and the costs of all labor, supplies, equipment and materials incidental to such cleaning.

(d)                                 Premiums and other charges incurred by Landlord with respect to all insurance relating to the Property and the operation and maintenance thereof, including, without limitation: all risk of physical damage or fire and extended coverage insurance; public liability insurance; elevator insurance; worker’s compensation and employer’s liability insurance; boiler and machinery insurance; sprinkler leakage insurance; loss of rents insurance; and health, accident and group life insurance for employees performing services solely related to the Property; self-insurance retentions; and insurance service fees.

(e)                                  The cost of electricity utilized in the Common Areas.

(f)                                   Costs incurred for operation, service, maintenance, inspection and repairs of the Property, and the heating, air-conditioning, ventilating, plumbing, outdoor underground heating coils, electrical and elevator systems of the Building and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

(g)                                  Sales and excise taxes and the like upon any of the expenses that constitute Operating Expenses.

(h)                                 Management fees (and costs and expenses customarily reimbursable to a managing agent) of the managing agent for the Building not to exceed 5% of gross rents.

(i)                                     The cost of tools, equipment, and supplies and any replacement thereof.

(j)                                    Intentionally omitted.

(k)                                 Intentionally omitted.

(l)                                     Intentionally omitted.

(m)                             Intentionally omitted.

(n)                                 Intentionally omitted.

(o)                                 Auditing and accounting fees incurred in connection with the Property.

(p)                                 Capital Expenditures (as defined in Section 6.1 (ii)(a) hereof) incurred by Landlord to comply with governmental Requirements enacted after the date of this Lease, whether federal, state or municipal.

(q)                                 Intentionally omitted.

(r)                                    Capital Expenditures consisting of any energy or cost saving devices designed to reduce Operating Expenses, but only to the extent of the actual savings realized therefrom.

(s)                                   All costs and expenses relating to the maintenance, operation and repair of any facilities adjacent to the Property and used in the operation of the Property, but only to the extent used in the operation of the Property.

(t)                                    Costs of employing independent contractors performing services, including, but not limited to, cleaning, janitorial, window-washing, rubbish removal, security, landscaping, snow and ice removal services, electrical, painting, plumbing, elevator, heating, ventilation and air conditioning maintenance and repair.

(u)                                 Reasonable legal fees with respect to the Property other than (a) those legal fees incurred in the negotiation of tenant leases or otherwise relating to the relationship between Landlord and individual tenants, (b) those legal fees incurred in the financing or refinancing of the Property, (c) those legal fees incurred in enforcing any obligation of any tenant in the Building, and (d) those legal fees relating to the internal structure of Landlord and the relationship among themselves or with third parties of the persons who constitute Landlord, the relationship of Landlord and third parties having an interest in Landlord or with partners or shareholders of any persons having an interest in Landlord.

(v)                                 Landlord’s reasonable casualty insurance deductible.

(w)                               Any and all other expenditures of Landlord (other than Capital Expenditures) which arise directly in the operation, repair, maintenance or protection of the Property and which are properly expensed in accordance with generally accepted accounting principles consistently applied.

(ii)

(a)                                 If Landlord shall purchase any item of capital equipment, or incur any expenditures which under generally accepted accounting practices for a rental office building such as the Property are capitalized (collectively, the “Capital Expenditures”), then the costs for same shall be amortized on a straight-line basis beginning in the year of installation and continuing for the useful life thereof.

(b)                                 The amount of amortization for such costs shall be included in Operating Expenses for each Lease Year to which the amortization relates.

(c)                                  If Landlord shall lease such items of capital equipment, then the rental paid pursuant to such lease shall be included in Operating Expenses for each Lease Year in which it is incurred.

(iii)                               In determining Operating Expenses for any Lease Year during which less than ninety-five percent (95%) of the Rentable Area of the Building shall have been occupied by tenants during such year, those components of the actual Operating Expenses that vary with occupancy for such year shall be increased to the amount which would have been incurred for such Lease Year had such occupancy of the Building been ninety-five percent (95%) throughout such Lease Year, as reasonably determined by Landlord.

(iv)                              Exclusions.  Notwithstanding any other provision of this Section 6.01 “Operating Expenses” shall not include expenditures for any of the following:

(a)                                 The cost to prepare space for occupancy by other tenants.

(b)                                 Repairs or other work occasioned by fire, windstorm or other casualty or hazard or eminent domain, to the extent that Landlord shall receive proceeds of such insurance or condemnation.

(c)                                  Repairs or rebuilding necessitated by any taking to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding.

(d)                                 Depreciation and amortization of the Building.

(e)                                  Debt service payments on any indebtedness applicable to the Property, including any mortgage debt, ground rents payable under any ground lease, other encumbrances upon the Building, any related unsecured financing and any penalties, late charges, legal and accounting expenses and other costs to Landlord relating thereto.

(f)                                   Electricity separately metered to tenants in the Building.

(g)                                  Capital Expenditures except as set forth in Section 6.1(i)(p) and (r).

(h)                                 marketing costs, including real estate broker leasing commissions, and attorneys’ fees in connection with the negotiation and preparation of letters of intent, leases, subleases and/or assignments, and attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

(i)                                     compensation for officers and executives of Landlord above the grade of building manager;

(j)                                    advertising and promotional expenditures, and costs of other tenants’ signs.

(k)                                 costs of items as to which Landlord receives reimbursement from a third party (including another tenant of the Building);

(l)                                     costs incurred in performing work or furnishing services to or for individual tenants (including, without limitation, Tenant) but only if and to the extent that the same is in excess of that which Landlord furnishes generally (with no additional expense) to the tenants of the Building;

(m)                             costs specifically charged to tenants, including, without limitation, overtime HVAC and tenant electricity;

(n)                                 costs incurred to place the Building in compliance with any laws in effect on the date hereof with which the Building does not comply (including, without limitation, costs incurred with respect to removal or encapsulation or other treatment of asbestos and asbestos containing material as defined under present or future laws relating to the environment), unless attributable to the acts or omissions of Tenant or its licensees;

(o)                                 Landlord’s general corporate overhead and general and administrative expenses of the Landlord entity;

(p)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q)                                 costs resulting from failure of Landlord to fulfill its legal or contractual obligations, including, without limitation, interest and penalties due to the failure to pay taxes and damages resulting from landlord defaults under leases of space in the Building, so long as Tenant has paid its corresponding obligations and is not otherwise directly or indirectly responsible for such failure;

(r)                                    professional dues or lobbying costs of Landlord; and

(s)                                   the cost of acquisition or leasing, restoring, removing or replacing of art work (including, without limitation, sculptures, paintings and other objects of art) for the Building’s common areas (provided that, this exclusion shall not be deemed to exclude from Operating Expenses the cost of the routine maintenance thereof).

6.2                               Expenses.

Tenant agrees to pay Landlord as Additional Rent, during each calendar year after the Base Year, including any partial calendar year, Tenant’s Share of the excess of Operating Expenses incurred by Landlord during such year over Base Year Operating Expenses.

6.3                               Taxes.

In addition to the foregoing, Tenant agrees to pay Landlord as Additional Rent, during each calendar year after the Base Year, including any partial calendar year, Tenant’s Share of the excess of Taxes incurred by Landlord during such year over Base Year Taxes.  Landlord confirms that the Property is fully assessed for Taxes and is not the subject of any abatement program and that Landlord is not currently appealing or contesting Taxes.

6.4                               Annual Statement of Additional Rent Due.

Within ninety (90) days of the end of a Calendar Year, Landlord shall render to Tenant a statement (hereinafter referred to as the “Annual Statement of Additional Rent”) setting forth (a) Base Year Operating Expenses and Base Year Taxes, (b) Actual Operating Expenses and Actual Taxes for the then previous Calendar Year, and (c) a reconciliation comparing Actual Taxes and Actual Operating Expenses for the then previous Calendar Year to those of the Base Year.  If the sum of Actual Operating Expenses and Actual Taxes for such year exceeds the sum of Base Year Operating Expenses and Base Year Taxes, the Annual Statement of Additional Rent shall also include an invoice for such excess.  Unless disputed in writing by Tenant within ninety (90) days from date of invoice (as hereinafter specified in Section 6.7) following receipt of said Annual Statement of Additional Rent, the same shall be deemed accepted and the amount (if any) set forth in such invoice shall be due with no option for dispute thereafter, except as otherwise provided herein. Landlord shall have the option to correct any Annual Statement of Additional Rent for a period not exceeding six (6) months after its delivery to Tenant in case of accounting error or omission occurs.

6.5                               Accounting.

Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period rather than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned.  In all statements rendered under Section 6.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord’s estimate and with respect thereof Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto.

6.6                               Abatement of Taxes.

Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes.  Landlord shall make such an application at any time tenants occupying more than 75% of the Rentable Area of the Building under written leases with Landlord directly request in writing that the Landlord do so.  If (i) an application for abatement of taxes is successful and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) pay to Tenant Tenant’s share (adjusted for any period for which Tenant has made a partial payment) of abatement, with interest, if any, paid by the Governmental Authority on such abatement and (c) retain the balance, if any.

6.7                               Tenant Audit.

Any Annual Statement of Additional Rent shall be binding and conclusive upon Tenant unless within ninety (90) days after the giving by Landlord of such accounting, Tenant shall notify Landlord that Tenant disputes the correctness of such accounting, specifying the particular respect to which the accounting is claimed to be incorrect.  Tenant may, at Tenant’s sole cost and expense, undertake an audit of Landlord’s books as are directly relevant to Operating Expenses or Taxes for the calendar year in question, provided, and on condition that (i) there is no Event of Default under this Lease, (ii) Tenant has made all payments of Operating Expenses and Taxes invoiced by Landlord as of the date of the audit, (iii) the audit is performed by an independent certified public accounting firm reasonably approved by Landlord and whose fee or other compensation is fixed by contract and is no manner computed or determined based upon the results of the audit, (iv) intentionally omitted, and (v) such audit is commenced and completed and the results thereof delivered to Landlord within ninety (90) days following the date Landlord makes its books available to Tenant.  If such audit reveals an over payment on account of Operating Expenses or Taxes by Tenant, Landlord shall credit such overpayment against the next installment of rent coming due until such credit is exhausted, or, if this Lease has expired, Landlord shall pay Tenant such over payment within thirty (30) days after its receipt of such audit.  In addition, if such audit reveals an overpayment in excess of 5% of what Tenant should have paid on account of Operating Expenses or Taxes for any calendar year, Landlord shall also pay the commercially reasonable costs of Tenant’s audit within thirty (30) days after Landlord’s receipt of Tenant’s third party invoice therefor.  If Tenant fails to timely deliver a dispute notice to Landlord or fails to complete its audit and deliver the result of the audit to Landlord within the applicable ninety (90) day period, then in either of such events, Landlord’s Annual Statement of Additional Rent shall be binding and conclusive upon Tenant for all purposes of this Lease.

ARTICLE 7

Improvements, Repairs, Additions, Replacements

7.1                               Preparation of the Premises.

(a)                                 Tenant has prepared the initial draft floor plan for the Premises, (the “Floor Plan”), which is attached hereto as Exhibit A-1.  A copy of the Floor Plan has been provided to Landlord in CAD format.  Landlord shall reimburse Tenant’s architect up to $0.10 per square foot for the Floor Plan within thirty (30) days of the date of the Tenant’s delivery to Landlord of such architect’s invoice.  Within 30 days after the date hereof, Landlord shall prepare and submit to tenant, Working Drawings for the interior finish of the Premises.  The Working Drawings shall be based on the Floor Plan and the Building Standard Tenant Finishes attached hereto as Exhibit C (“Building Standard Finishes”) and otherwise with information provided to Landlord by Tenant, including, without limitation, any non-structural changes to the Floor Plan requested by Tenant.  Upon completion, the Working Drawings shall be submitted to Tenant for Tenant’s approval, which shall not be unreasonably withheld or delayed.  Failure by Tenant to approve any submission or resubmission of the Working Drawings within ten (10) days after submission or any resubmission shall constitute approval thereof. Any disapproval shall be accompanied by a specific statement of the reasons therefor.  The work to be performed by Landlord pursuant to the Working Drawings is referred to as “Landlord Work”.

(b)                                 Upon both parties’ approval of the Work Drawings, if Tenant has selected any item that is not a Building Standard Finish (each such item, an “Above Building Standard Finish”), Landlord shall advise Tenant of the increase in the cost therefor as charged by General Contractor (with no additional mark up by Landlord) over the cost of the Building Standard Finish for such item and Tenant shall either pay Landlord the amount of actual increase or elect to proceed with the Building Standard Finish for such item. Landlord shall not be required to commence Landlord’s Work until Tenant has paid Landlord for the increase in the costs of Landlord’s Work due to all Above Building Standard Finishes selected by Tenant.  Promptly after approval of the Working Drawings by Tenant and the payment by Tenant to Landlord of any of the cost of any Above Building Standard Finish items, Landlord at its sole expense (except for the above Building Standard Finishes), shall engage the General Contractor to commence and exercise all reasonable efforts to complete Landlord’s Work on or before March 1, 2018.

(c)                                  The Landlord’s Work shall be deemed substantially complete on the first day on which Landlord’s Work has been substantially completed  in accordance with the Working Drawings except for (i) minor items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Premises for the Permitted Use (i.e. so called “punch list” items) and (ii) items which, in accordance with good construction practice, should be performed after the performance of any tenant improvement work to be performed by Tenant, as confirmed by a certificate of substantial completion from General Contractor and a certificate of occupancy for the Premises from the applicable Governmental Authority (the “Substantial Completion Date”).  On the Substantial Completion Date, Landlord’s and Tenant’s Representatives shall jointly inspect the Premises and agree upon the punchlist.  Subject to Tenant Delays and Force Majeure, Landlord will exercise commercially reasonable efforts to complete the “punch list” items within forty-five (45) days after the Substantial Completion Date, and Tenant shall afford Landlord access to the Premises for such purposes.

(d)                                 Landlord shall not charge any project management or supervisory, labor or other fees to Tenant as part of Landlord’s Work.  Landlord’s Work shall include separately demising the Premises from balance of the 3rd floor of the Building and separating all base Building MEP systems and installing a sub-meter for the measurement of electricity consumed in the Premises.

7.2                               Condition; Landlord’s Performance.

Tenant shall give Landlord written notice, not later than one (1) calendar month after the Term Commencement Date, of any respects in which Landlord has not performed Landlord’s Work fully, properly and in accordance with the terms of this Lease.  Except as identified in any such notice from Tenant to Landlord, Tenant shall have no right to make any claim that Landlord has failed to perform any of Landlord’s Work fully, properly and in accordance with the terms of this Lease or to require Landlord to perform any further of Landlord’s Work.  Except for Landlord’s Work, the Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord.  Tenant acknowledges that it has inspected the Premises and the Common Areas and has found the same satisfactory.

7.3                               Tenant’s Delays; Remedies for Tenant’s Delay.

(a)                                 If a delay shall occur in the Substantial Completion Date as the result of:

(i)                                     any unreasonable delay by Tenant in approving the Working Drawings;

(ii)                                  any request by Tenant that Landlord delay the commencement or completion of Landlord’s Work for any reason;

(iii)                               any change by Tenant in any of the Working Drawings after initial approval thereof by Tenant;

(iv)                              any other act or omission of Tenant or its officers, agents, employees or contractors;

(v)                                 intentionally omitted; or

(vi)                              intentionally omitted.

then Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord Basic Rent and Additional Rent for each day that the Substantial Completion Date is postponed as a result of such delay.

(b)                                 The delays referred to in paragraph (a)  herein are referred to collectively and individually as “Tenant’s Delay.”

7.4                               Tenant’s Early Access to the Premises.

Landlord shall keep Tenant informed as to the progress of Landlord’s Work.  Commencing on the Early Access Date, Tenant and Tenant’s agents, at Tenant’s sole risk, may enter the Premises in order to do such work as may be required to make the Premises ready for Tenant’s use and occupancy thereof.  In making such entry, Tenant and Tenant’s agents, contractors, workmen, mechanics, suppliers and invitees, shall work in harmony with Landlord and the General Contractor and with other tenants and occupants of the Building and Tenant shall deliver evidence of insurance required by this Lease.  If at any time such entry shall cause or threaten to interfere with Landlord’s Work, Landlord shall have the right to immediately withdraw such permission for Early Access.  Any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except the covenant to pay Basic Rent and Additional Rent.  Except for its negligence or willful misconduct, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s work and installations made in the Premises or to properties placed therein prior to the Term Commencement Date, the same being at Tenant’s sole risk.

7.5                               Alterations and Improvements.

Other than cosmetic Improvements such as painting or carpeting, Tenant shall not make Improvements, alterations or additions to the Premises except in accordance with plans and specifications therefore first approved in writing by Landlord. The Tenant must use the Landlord’s General Contractor for any/ all alterations and improvements (other for than cosmetic improvements, provided the contractors performing cosmetic improvements shall be subject to Landlord’s reasonable approval).  All work performed by Tenant must be of a quality equal to or better than the Building Standard Tenant Finishes.  Tenant shall not hang shades, curtains, signs, awnings or other materials, attach any materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind, without Landlord’s prior written consent.  Without limitation, Landlord shall not be deemed unreasonable for withholding approval of any Improvements, alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal use upon termination of this Lease. All Improvements, alterations and additions shall become part of the Premises.

With respect to all Improvements, alterations and additions (including cosmetic Improvements such as painting or carpeting), Tenant shall (i) secure all Authorizations necessary therefor, including, if applicable, the Authorization For Additional Work form, included herein as Exhibit H; (ii) deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and (iii) cause each contractor to carry (x) workmen’s compensation insurance in statutory amounts, and (y) commercial general liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00, covering all of Tenant’s contractors and subcontractors, and naming Landlord as an additional insured (all such insurance to be written in companies reasonably approved by Landlord), and to deliver to Landlord certificates of all such insurance.

Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens to attach to the Premises and immediately to discharge or bond against any such liens which may so attach.  All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements.  Landlord may inspect the work at its option.

7.6                               Intentionally Omitted.

7.7                               Intentionally Omitted.

ARTICLE 8

Building Services

8.1                               Basic Services.

Landlord shall furnish, or cause to be furnished, during the Term the Basic Services.  The cost of the Basic Services shall be included in Operating Expenses.

8.2                               Other Janitors.

Any person employed by Tenant, with Landlord’s consent, to do janitorial work, either inside or outside the Premises, shall be subject to and under the control and direction of the superintendent of the Building (but not as agent, employee, or servant of said superintendent or of Landlord).

8.3                               Additional Services.

Tenant shall pay Landlord a reasonable charge for any Additional Services provided by Landlord at Tenant’s request.  All charges for Additional Services shall be due and payable within thirty (30) days of the date Tenant receives Landlord’s invoice therefor.

Tenant shall have the right to receive HVAC on Saturdays, excluding Holidays, from 8:00 AM to 1:00 PM up to five (5) times per calendar year free of any charge, by providing forty-eight (48) hours previous written notice to Landlord for such HVAC service, otherwise, Tenant shall have the right to receive HVAC Service during hours other than Normal Business Hours by paying Landlord’s then standard charge for additional HVAC service as an Additional Service, as follows:

Extended Hours HVAC

Tenant shall have extended hours available for HVAC.  Extended hours shall be defined as 6:00 PM - 7:00 AM Monday through Friday, and any time on Saturday, Sunday or Holidays.

The billable rates for air-conditioning shall be:

$75.00 per hour per HVAC unit with a four (4) hour minimum.

The billable rates for heat shall be:

$75.00 per hour per HVAC unit with a four (4) hour minimum.

8.4                               Electricity.

Landlord shall furnish electricity to the Premises for HVAC and an average of six (6) watts of electric current (connected load) per Rentable Square Foot for lights and plugs.  Electricity used by Tenant in the Premises shall be paid for by Tenant by separate invoice billed by the applicable utility company or the Landlord (without markup) and payable directly by Tenant.  Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal office equipment, (ii) connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal, or (iii) make any alteration or addition to the electric system of the Premises.  Tenant’s use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises.

8.5                               Access.

Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.  Landlord shall provide Building access cards to all of Tenant’s employees in the Premises at no charge.

ARTICLE 9

Tenant’s Particular Covenants

9.1                               Occupancy of the Premises.

Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall, or Common Area without Landlord’s approval, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses, or (iv) perform any act or allow any act or practice which may injure the Premises or any other part of the Property, or cause offensive odors or discharges or loud noise to constitute a nuisance or menace or any threat of health to any other occupant of the Building or to the neighborhood, or be detrimental to the operation, or appearance of the Building.

9.2                               Safety.

Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant.  Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any non-structural work so required because of such particular use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses.

9.3                               Equipment.

Tenant shall not place a load upon any portion of the Premises or the Buildings exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements.  Machines and mechanical equipment used by the Tenant in the Premises shall be placed and maintained by Tenant at Tenant’s expense so as to absorb and reasonably minimize air borne or structure born vibration, noise and annoyance.  Any moving of machinery and mechanical equipment shall be at Tenant’s sole risk, and Tenant shall indemnify and save Landlord harmless from and against any liability, loss, claim, or damage resulting from such moving.  All of the furnishings, fixtures, machinery, equipment, effects and property of every kind, nature and description belonging to Tenant and to any persons claiming by, through or under Tenant which, during the term of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant.

9.4                               Pay Taxes.

Tenant shall pay promptly when due all Taxes upon its personal property (including, without limitation, fixtures and equipment) in the Premises.

9.5                               Intentionally Omitted.

9.6                               Intentionally Omitted.

9.7                               Maintenance and Repair.

(a)                                 Landlord Repairs.

Except as otherwise provided in this Lease and exclusive of any supplemental HVAC systems installed by or at the request of Tenant, Landlord agrees to keep in good order, condition and repair the roof, the Building systems (HVAC, life safety, vertical transportation and utilities) and the structural elements of the Building, except that Landlord shall in no event be responsible to Tenant for the repair of  the doors to the Premises that are in excess of standard building finish, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors.  Landlord shall also keep and maintain all Common Areas (including all parking areas) in a good and clean order, condition and repair, properly lighted, free of snow and ice and accumulation of dirt and rubbish, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition.

(b)                                 Tenant Repairs.

Tenant shall keep and maintain the Premises in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition; provided, however, Tenant shall not have any obligation to remove Landlord’s Work.  Without limitation, Tenant shall comply with all Legal Requirements and Insurance Requirements applicable to Tenant’s use and occupancy from time to time in effect for the Premises; provided, however, Tenant shall not be required to perform any structural work in connection therewith. Subject to the waiver of subrogation contained herein, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its employees, contractors or invitees.

ARTICLE 10

Requirements of Public Authority

10.1                        Legal Requirements.

Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements pertaining to its use of the Premises; provided, however, Tenant shall not be required to perform any structural work in connection therewith.  Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10.

10.2                        Environmental Legal Requirements.

(a)                                 Hazardous Materials.

(i)                                     Tenant may use materials such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines and equipment located in the Premises provided that such materials are used, stored and disposed of by Tenant strictly in accordance with all applicable Legal Requirements.  Except for the foregoing, Tenant shall not use, store, handle, treat, transport, release or dispose of any other Hazardous Materials in, on or about the Premises or the Property without Landlord’s prior written consent, which Landlord may withhold or condition in Landlord’s sole discretion.

(ii)                                  Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant’s use of the Premises shall comply with all applicable Legal Requirements.  Tenant shall, within ten (10) Business Days of Landlord’s written request therefor, disclose in writing all Hazardous Materials that are being used by Tenant in the Premises, the nature of such use and the manner of storage and disposal.  Without Landlord’s prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any Hazardous Materials therein.

(iii)                               Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against,

any liabilities, losses claims, damages, interest, penalties, fines, attorneys’ fees, experts’ fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant’s agents, employees, contractors or invitees.  The provisions of this subparagraph (iii) shall survive the expiration or earlier termination of this Lease.

(iv)                              Tenant shall give written notice to Landlord as soon as reasonably practicable of any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property.

ARTICLE 11

Covenant Against Liens

11.1                        Mechanics Liens.

Landlord’s right, title and interest in the Property shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises.  Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanic’s lien or other lien, charge or order for payment of money shall be filed against any portion of the Property, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof.

11.2                        Right to Discharge.

Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid thirty (30) day period or to satisfy such liens within (30) days after any judgment in favor of such lien holders from which no further appeal might be taken then Landlord shall have the right to cause the same to be discharged.  All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent.

ARTICLE 12

Access to Premises

12.1                        Access.

The Landlord and its duly authorized agents shall have the right at all reasonable times and upon reasonable notice to enter upon the Premises for the purpose of inspection or repair, provided that the right of access under this Section shall be immediate and without notice if any emergency is deemed to exist by the Landlord.  Landlord shall also have after giving prior notice, the right to make access available at all reasonable hours to existing or prospective mortgagees, purchasers, or tenants of the Property.

Notwithstanding the foregoing, no such entry by Landlord shall interfere with Tenant’s use of the Premises and all repairs, with the exception of emergencies, shall be performed outside of Normal Business Hours.

ARTICLE 13

Assignment and Subleasing

13.1                        Subleasing and Assignment.

(a)                                 Prohibition.

(i)                                     Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Uses, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each case, the prior written consent of Landlord, which content shall not be unreasonably withheld or delayed.  In no event may Tenant place any signs advertising the sublease of the Premises or assignment of the Lease upon the Premises, the Building or anywhere else on the Property.  The provisions of this paragraph (i) shall apply to a transfer (by one or more transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article.

(ii)                                  The provisions of paragraph (i) shall not apply to either (x) transactions with an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided and only on condition that in any such event:

•                  in the case of an assignment, the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the net worth of Tenant herein named on the Date of Lease,

•                  proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and

•                  the transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

(iii)                               If Tenant intends to enter into an Occupancy Arrangement, Tenant shall so notify Landlord in writing, stating the name of (and a financial statement with respect to) the Person whom Tenant intends to enter into such Arrangement, the exact terms of the Arrangement and a precise description of the portion of the Premises intended to be subject thereto.  Within thirty (30) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement, or (ii) refuse to consent to the Occupancy Arrangement.

If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact terms described to Landlord within sixty (60) days of Landlord’s consent or comply again with their terms of this Section, (ii) remain liable for the payment and performance of the terms and covenants of this Lease and (iii) pay Landlord five hundred dollars ($500.00) processing fee upon execution of such Occupancy Arrangement.  If Tenant enters into such an Occupancy Arrangement, Tenant shall pay to Landlord when received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent, after deducting from such excess, all reasonable costs incurred by Tenant in connection with such Arrangement, including, without limitation, brokerage fees, commercially reasonable tenant improvements costs and allowances, advertising and marketing costs, and legal fees. Tenant must provide Landlord, in writing, a summary or estimates of such reasonable costs or said costs shall be deemed non-deductible from such excess.  Any Occupancy Arrangement will expressly incorporate the terms of this Lease and be subject to the terms of this Lease.

(b)                                 Acceptance of Rent.  Should this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord’s consent is required under this Article shall not in any way diminish the prohibition stated in this Article as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor.  Landlord may revoke any consent by Landlord to a particular assignment, subletting or occupancy if the assignment or sublease does not provide that the assignee, subtenant or other occupant agrees to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.  Tenant shall promptly reimburse Landlord for all reasonable third-party costs, including attorneys’ fees, incurred by Landlord in connection with any request from Tenant regarding assignment or subletting or any other act that is subject to this Article.

(c)                                  Excess Payments.  If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (i) any and all compensation received by Tenant as a result of such assignment or subletting, net of reasonable expenses actually incurred by Tenant in connection with such assignment or subletting for brokerage commissions, advertising and marketing costs, improvement expenses and tenant allowances, exceeds (ii) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of  subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting.  Such payments shall be made on the date the corresponding payments under this Lease are due.  Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

(d)                                 Intentionally Omitted.

ARTICLE 14

Indemnity

14.1                        Tenant’s Indemnity.

Subject to the waiver of subrogation contained herein, Tenant shall defend with counsel first approved by Landlord (counsel appointed by Tenant’s insurance carrier shall be deemed approved by Landlord and for any other circumstances such approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord and Landlord’s managing agent, beneficiaries, partners, subsidiaries, officers, directors, agents, trustees and employees (“Landlord Parties”) from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant’s contractors, licensees, agents, servants, independent contractors or employees, or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.  The provisions of this Section 14.1 shall survive the expiration or earlier termination of this Lease.

14.2                        Landlord’s Liability.

To the extent permitted by law, except for its willful misconduct or gross negligence, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant’s officers, agents, servants, employees, contractors, invitees, customers or sublessee.

ARTICLE 15

Insurance

15.1                        Liability and Property Insurance.

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a policy of commercial general liability insurance (including a broad form contractual liability endorsement), in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request (but not more than once every four (4) years), under which Tenant is named as an insured and Landlord, and, at Landlord’s request, Landlord’s property manager, any Mortgagee, and such other persons as Landlord reasonably may request are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and such other additional named insureds harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 14.1 and (b) special form (formerly known as “all risk”) property insurance on a “replacement cost” basis, insuring Landlord’s Work, Tenant’s personal property and any Improvements, alterations and additions located from time to time in the Premises, made by Tenant pursuant to Section 7.5 with a deductible of not more than $25,000.  Tenant may satisfy such insurance requirements by including the Premises in a so-called “blanket” and/or “umbrella” insurance policy.  Tenant’s insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only.  Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without prior notice, shall be written on an “occurrence” basis, and a duplicate original or certificates thereof satisfactory to Landlord, shall be delivered to Landlord.  An acceptable form of certificate of insurance is attached hereto as Exhibit J.  The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the Commonwealth of Massachusetts, and shall be rated A:VII or better in the most current issue of Best’s Insurance Reports.

15.2                        Tenant’s Risk.

Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to

Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the  Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees.  Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefor.  Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise.  Notwithstanding the foregoing, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business.  The provisions of this Section 15.2 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

15.3                        Landlord’s Insurance.

Landlord shall maintain commercial general liability insurance covering the Common Areas and Landlord shall maintain “special form” property insurance in an amount equal to 100% of the replacement cost of the Building, with a deductible of not more than $25,000 and the premium for such policies shall be included in Operating Expenses.

Notwithstanding the foregoing, the parties agree that Tenant shall cause Landlord’s Work and its Improvements, alterations and additions to the Premises to be insured for the benefit of Landlord and Tenant as their respective interests may appear, against loss or damage by fire and customary extended coverage in an amount equal to (i) the replacement value thereof, if insurance in such amount is available, or (ii) the amount necessary to avoid the effect of co-insurance provisions of the applicable policies.  Landlord shall, at Tenant’s cost and expense, cooperate fully with Tenant and execute any and all consents and other instruments and take all other actions necessary to obtain the largest possible recovery.  Landlord shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under Tenant’s insurance.

ARTICLE 16

Waiver of Subrogation

16.1                        Waiver of Subrogation.

Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Property or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of the policies each party is required to maintain hereunder, to the extent of such insurance, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees.  Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto.  The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows:  “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the Property described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

ARTICLE 17

Damage or Destruction

17.1                        Landlord’s Right of Termination.

If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence), then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of its election so to do within ninety (90) days after the occurrence of such casualty, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

17.2                        Restoration.

(a)                                 If the Premises or the Building are damaged by fire or other casualty, and this Lease is not terminated pursuant to Section 17.1 or Section 17.2(c), Landlord shall thereafter use reasonable efforts to restore the Building and the Premises to its condition existing prior to such casualty for Tenant’s use and occupation (excluding Tenant’s Restoration Work, as defined below), provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor (and Tenant agrees to pay to Landlord the proceeds of its casualty policy attributable to Landlord’s Work for such purposes), and Landlord shall not be obligated to commence restoration until Landlord has received the insurance proceeds, including the insurance proceeds attributable to Landlord’s Work (“Landlord’s Restoration Work”).  Landlord’s Restoration Work shall not include, and Tenant shall be solely responsible for, the repair and restoring, at Tenant’s sole cost and expense, of any Improvements or alterations performed by Tenant after the Term Commencement Date and Tenant’s personal property (“Tenant’s Restoration Work”).

(b)                                 Landlord shall not carry any insurance on Landlord’s Work, Tenant’s personal property or on the Improvements installed by Tenant after the Term Commencement Date that constitute part of Tenant’s Restoration Work and shall not be obligated to repair or replace Tenant’s personal property or any Improvements installed by Tenant after the Term Commencement Date.  Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s personal property and any Improvements installed by Tenant after the Term Commencement Date.  Tenant shall notify Landlord promptly of any casualty in the Premises.  Tenant shall promptly permit Landlord access to the Premises for the purpose of performing Landlord’s Restoration Work.

(c)                                  If (i) the damage is so extensive that the Premises cannot reasonably be expected to be ready for re-occupancy by Tenant within one hundred eighty (180) days after the commencement of Landlord’s Restoration Work, or (ii) if the Premises is not delivered to Tenant, vacant and broom clean with Landlord’s Restoration Work substantially complete within one hundred eighty (180) days after the commencement of Landlord’s Restoration Work, Tenant may terminate this Lease by notice to Landlord given, as applicable, within sixty (60) days after the occurrence of the casualty in the case of a casualty which cannot reasonably expected to be restored within one hundred eighty (180) days after the commencement of Landlord’s Restoration Work, or after the expiration of such 180-day period but prior to the date Landlord notifies Tenant that Landlord’s Restoration Work is substantially complete and the Premises is ready for re-occupancy by Tenant.

(d)                                 If this Lease is terminated by Landlord pursuant to Section 17.1 or by Tenant pursuant to Section 17.2(c)(i), Tenant shall pay to Landlord from Tenant’s insurance proceeds received by Tenant on account thereof, the unamortized balance (on a straight line basis) of Landlord’s Work.

17.3                        Abatement of Rent.

If the Premises or the Building are damaged by fire or other casualty, Basic Rent shall abate proportionately for the period from the date of such fire or other casualty until the earlier of (a) the date that Landlord substantially completes Landlord’s Restoration Work (provided that if Landlord would have completed Landlord’s Restoration Work at an earlier date but for Tenant having failed to cooperate with Landlord in effecting such work or collecting insurance proceeds, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease), or (b) the date Tenant or any subtenant reoccupies any portion of the Premises (in which case the Basic Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy).

ARTICLE 18

Eminent Domain

18.1                        Eminent Domain.

(a)                                 If the Premises or access thereto or the parking area shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant and if such taking materially affects Tenant’s use of the Premises, and Tenant may terminate this Lease by giving written notice thereof to Landlord in the time periods set forth in Section 18(b) for Landlord’s exercise of its termination right.  In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such exercise of the power of eminent domain.

(b)                                 If any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election to do so within ninety (90) days after the occurrence of the effective date of such taking, whereupon this Lease shall terminate on the date Landlord must surrender possession of the Property to the condemning authority with the same force and effect as if such date were the date originally established as the Stated Expiration Date.

(c)                                  If this Lease shall not be terminated pursuant to paragraph (b), Landlord shall thereafter use due diligence to restore the Premises (excluding any Improvements, alterations or additions made by Tenant pursuant to Section 7.5) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of compensation recoverable by Landlord from the taking authority.  If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in sub-paragraph (b), then Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period.  Upon the giving of such notice, this Lease shall cease and come to an end thirty (30) days after the giving of such notice, without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration.  Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

(d)                                 Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such compensation.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s personal property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 19

Quiet Enjoyment; Subordination

19.1                        Landlord’s Covenant.

Landlord agrees at no cost to Tenant, to use reasonable efforts to obtain from the Superior Mortgagee as of the date of this Lease, a non-disturbance and attornment agreement for Tenant.  Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord.

19.2                        Subordination.

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages which may now or hereafter affect the Property, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages; provided, however, that such subordination is conditioned upon the holder of any mortgage entering into a subordination, non-disturbance and attornment agreement with Tenant in commercially reasonable form.  Any mortgage to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage, or its successor in interest at the time referred to, is herein called “Superior Mortgagee.”  If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

19.3                        Notice to Mortgagee

Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving Superior Mortgagee written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Superior Mortgagee (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Superior Mortgagee taking possession of the mortgaged or leased estate, or (ii) to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Superior Mortgagee or taking possession of the mortgaged or leased estate.

ARTICLE 20

Defaults; Events of Default

20.1                        Tenant’s Default.

(a)                                 If at any time subsequent to the Date of Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i)                                     Tenant shall fail to pay the Basic Rent or any other Additional Rent hereunder when due and such failure shall continue for five (5) days after notice thereof from Landlord; or

(ii)                                  Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure (or such shorter period for completing a cure for such default as may be required by applicable Laws or by virtue of an emergency situation) or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)); or

(iii)                               Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)                              If Tenant or any guarantor of this Lease shall (1) make an assignment for the benefit of creditors, (2) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (3) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any guarantor of this Lease or of all or any part of Tenant’s or such guarantor’s property, (4) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the “Bankruptcy Code”), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (5) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within sixty (60) days after such proceeding is initiated; or

(v)                                 Any lien has been filed against the Property, or any portion thereof, as a result of Tenant’s acts, omissions or breach of this Lease, and Tenant fails, within 30 days after notice that the lien is filed, either  (1) to cause said lien to be removed from the Property, or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s sole and absolute discretion;

then in any such case Landlord may terminate this Lease as hereinafter provided and exercise any other rights or remedies available under this Lease, at law or in equity.

(b)                                 If the trustee or the debtor in possession assumes the Lease under applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant’s obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

(c)                                  For purposes only of paragraph (b) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)                                     the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii)                                  if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness.

20.2                        Landlord’s Remedies.

(a)                                 Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies provided by law or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(i)                                     Landlord may continue this Lease in full force and effect, and collect Rent when due.

(ii)                                  Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or termination of this Lease, nor Tenant’s obligation to pay damages as set forth in this Section 20.2.  This Lease may also be terminated by a judgment specifically providing for termination.

(iii)                               Landlord may terminate Tenant’s right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant’s right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this Section 20.2.

(iv)                              Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation.  Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this clause 4 of Section 20.2(a) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an emergency arising out of the defaulted obligation; or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein.

(v)                                 Landlord shall have the right to recover damages from Tenant, as set forth in this Section 20.2.

(b)                                 Upon any termination of this Lease or of Tenant’s right of possession subject to applicable law, Landlord, at its sole election,  may (i) re-enter and take possession of the Premises and all the remaining improvements or property, (ii) eject Tenant or any of the Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant, (iii) take exclusive possession of all of Tenant’s personal property and any other property located in the Premises and to use such Tenant’s personal property and other property without charge therefor, (iv) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (v) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant.   Landlord shall use commercially reasonable efforts to mitigate damages.  It shall not constitute a constructive or other termination of this Lease or Tenant’s right to possession if Landlord (a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant’s property from the Premises after Tenant’s dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.

(c)                                  If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Operating Expenses, Taxes, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages:  (x) the Basic Rent, Operating Expenses, Taxes, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses incurred by

Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting; and (y) if Tenant commenced payment of the full amount of Basic Rent on any day other than the Term Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Term Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent.  Tenant shall pay the portion of such current damages referred to in clause (x) above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (y) above to Landlord upon such termination.

(d)           At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Operating Expenses, Taxes, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand.

(e)           In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re let the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

(f)            In addition, Tenant shall immediately become liable to Landlord for all damages directly caused by Tenant’s breach of its obligations under this Lease, including all costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, altering and preparing the Premises for new tenants, legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, provided that nothing set forth in this Section 20.2(f) shall be construed to impose upon Landlord any obligation to relet the Premises or to mitigate its damages hereunder, except to the extent expressly required under applicable Law.  If Landlord does elect to relet the Premises (or any portion thereof), such reletting may be for a period shorter or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole and absolute discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein.  If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting.  If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in Section 20.2(c), Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by

Landlord, (A) all expenses incurred or paid by Landlord in collecting such rents, and (B) any theretofore unrecovered costs associated with the termination of this Lease or Landlord’s reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder.  If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting.  Landlord shall not be liable in any way whatsoever for its failure to relet the Premises, or if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease.

20.3        Intentionally Omitted.

20.4        Remedying Defaults.

Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the occurrence of an Event of Default, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication, as Additional Rent.

20.5        Remedies Cumulative.

The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.6        Enforcement Costs.

Tenant shall pay all reasonable third party costs and expenses (including, without limitation, attorneys’ fees and expenses at both the trial and appellate levels) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, whether or not occasioned by an Event of Default.

20.7        Landlord’s Default.

Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within forty five (45) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such forty five (45) day period, Landlord shall fail to commence promptly (and in any event within such  forty five (45) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.  The liability of Landlord, if any, hereunder shall in any event be limited to the Landlord’s interest in the Property and rents therefrom.

20.8        Independent Covenants.

(a)           TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE.  LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS.  SUCH WAIVER AND ACKNOWLEDGEMENTS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

(b)           To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 20.8 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 20.8 shall control.

ARTICLE 21

HOLDING OVER; SURRENDER

21.1        Holding Over.

If Tenant or anyone claiming by, through or under Tenant shall remain in possession of all or any part of the Premises (which shall include a failure by Tenant to remove any Tenant’s personal property or Improvements which Landlord notified Tenant were to be removed at the expiration or earlier termination of the Term) after the expiration or earlier termination of the Term of this Lease, such holding over shall be treated as a daily tenancy at sufferance at a Basic Rent equal to one hundred ten (110%) percent for the first thirty (30) days and thereafter one hundred fifty (150%) percent of the Basic Rent in effect for the last rental period of the Term plus Operating Expenses, Taxes and other Additional Rent herein provided (prorated on a daily basis).  Commencing on the thirty-first (31st) day of any holdover period, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant forwarded upon such failure to surrender possession in the condition required under this Lease.  In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.  Nothing contained in this ARTICLE 21 shall be construed as a consent by Landlord to any holding over by Tenant, if such holdover period exceeds thirty (30) days, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Law.  The provisions of this ARTICLE 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

Except as set forth in this ARTICLE 21, under no circumstances shall Tenant be liable to Landlord for consequential damages.

21.2        Surrender of Premises.

Upon the expiration or earlier termination of the Term, Tenant shall promptly and peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Improvements, alterations and additions which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as hereinafter provided), excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility to repair or restore.  Tenant shall remove all of Tenant’s personal property, all signs installed by or on behalf of Tenant in or on the Premises and the Building, all lines and other wiring and cabling installed by Tenant prior to or during the Term and, to the extent specified by Landlord at the time of its approval of any Improvements installed by Tenant after the Term Commencement Date, all Improvements made by or on behalf of Tenant.  Tenant shall not be obligated to remove any of Landlord’s Work.  Tenant shall repair any damage to the Premises or the Building caused by such removal and restore the affected area to its condition prior to the installation thereof.  Any of Tenant’s personal property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

ARTICLE 22

Waivers

22.1        No Waivers.

Failure of Landlord or Tenant to complain of any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord or Tenant of any of its rights hereunder.  No waiver by any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision.  No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account.

ARTICLE 23

Security Deposit

23.1        Security Deposit.

Tenant has deposited the Security Deposit with Landlord.  Landlord shall hold the Security Deposit as security for the full and faithful payment or performance by Tenant of its obligations under this Lease and not as a prepayment of Rent.  Landlord may expend such amounts from the Security Deposit, as may be necessary to cure any Event of Default including legal fees, and in such case, Tenant shall pay to Landlord the amount so expended, on demand.  Landlord shall assign the Security Deposit, or any remaining portion of the Security Deposit, to any subsequent owner of the Property and thereafter Landlord shall have no further liability to Tenant with respect thereto.  Within thirty days (30) after the Lease Termination Date, Landlord shall (i) inspect the Premises, (ii) make such payments from the Security Deposit as may be required to cure any outstanding Events of Default and (iii) if no Event of Default is then continuing, pay the balance of the Security Deposit to Tenant.

Notwithstanding the foregoing, so long as no Event of Default is then continuing, within thirty (30) days after the end of the 5th Lease Year, Landlord shall return to Tenant $25,000.00 of the Security Deposit and thereafter the Security Deposit shall be $25,000.00.

ARTICLE 24

General Provisions

24.1        Force Majeure.

In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

24.2        Notices and Communications.

All notices, demands, requests and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by certified mail, postage prepaid, to the following address:

(a)           if to Landlord at the address stated in Section 1.1, or at such other address as the Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

(b)           if to Tenant at the address stated in Section 1.1, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord.

Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, unless such notice is mailed by first class registered or certified mail, in which case it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier.

24.3        Certificates, Estoppel Letter.

Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument, the provided document of the requesting party,  duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (i) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (ii) as to the existence of any Event of Default, (iii) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party, (iv) as to the Term Commencement Date and Stated Expiration Date, and (v) as to any other matters as may reasonably be so requested.  Any such certificate may be relied upon by the party requesting it and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

24.4        Rules and Regulations.

Tenant, its employees, licensees, contractors, and invitees shall abide by the written Rules and Regulations from time to time established by Landlord, it being agreed that Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations provided such changes or additions do not interfere with Tenant’s use of the Premises or increase its cost of occupying the Premises.  The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein.  Landlord agrees that any such Rules and Regulations shall be uniformly enforced.  The Rules and Regulations in effect on the Date of Lease are set forth on Exhibit F.

24.5        Financial Statements.

Tenant shall deliver to Landlord, within ten (10) days after Landlord’s reasonable request for the same, Tenant’s most recent annual financial statements certified by an officer of Tenant as being true and correct in all material respects.  Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender or purchaser or a prospective lender or prospective purchaser of the Property.

This Section shall not apply for so long as the shares of Tenant are traded on any public exchange.

24.6        Recording.

Tenant agrees not to record this Lease, but, if the Term (including any Option Terms) is ten (10) years or longer, each party agrees, on the request of the other, to execute a Notice of Lease in recordable form and complying with applicable law.

24.7        Waiver of Jury Trial.

IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE COMMONWEALTH OF MASSACHUSETTS, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR

SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASIC RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

24.8        Reservation.

Provided (i) access to the Premises and the parking area is not impaired and (ii) at all times there are at least 3.5 parking spaces available for each rentable 1,000 square feet of space in the Building for use by tenants of the Building only, nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or to reconfigure, any of the parking or Common Areas serving the Property, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and other facilities of the Building and Common Areas as Landlord may deem appropriate, including the addition or deletion of temporary or permanent improvements therein, or the conversion of areas now dedicated for the non- exclusive common use of tenants (including Tenant) to the exclusive use of one or more tenants or licensees within the Building.  In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Landlord shall use commercially reasonable efforts to minimize disruption of Tenant’s use and occupancy of the Premises.

24.9        Prohibited Persons and Transactions.

Tenant represents and warrants that neither Tenant nor any of its affiliates, and none of their respective officers, or directors, is, nor will Tenant or any of its affiliations become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

24.10      Governing Law.

This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

24.11      Partial Invalidity.

If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

24.12      Interpretation; Consents.

The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof.  This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  The term “Landlord” whenever used herein, shall mean only the owner at the time of Landlord’s interest herein, and shall upon any sale or assignment (other than as collateral security for a loan) of the interest of Landlord herein, its respective successors in interest and/or assigns shall, during the term of ownership of its respective estates herein, be deemed to be Landlord.

24.13      Parties.

Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the successors and assigns of the parties hereto.

24.14      Waiver of Trial by Jury.

Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or claim of injury or damage.

24.15      Time of the Essence.

It is agreed that time is of the essence of this Lease.

ARTICLE 25

Miscellaneous

25.1        No relocation.  Landlord shall not have any right to relocate Tenant.

25.2        Brokerage.

Tenant and Landlord each represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than the Broker(s).  Tenant and Landlord each agree to defend, indemnify and hold each other, its agents, employees, partners, directors, shareholders and independent contractors harmless from and against any and all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorney fees and costs, incurred by Landlord or Tenant in conjunction with the breach of the foregoing representation and indemnity by the breaching party.  The Broker(s) shall be paid a fee by Landlord per a separate agreement, provided Tenant occupies the Premises.

25.3        Signage.

Except as provided below, Tenant agrees not to place, erect or alter signs on any door, vestibule or exterior surface of the Premises or anywhere else in the Building.  Tenant agrees not to place any sign, lettering, decoration or advertising, except such that have been approved in writing by Landlord. All signage subject to local codes.

Tenant shall have the opportunity, at its sole cost and expense to install (i) a sign panel upon the Building pylon sign and (ii) a sign above the entrance to the Premises of similar style and size as others erected on the building.  All such signage must first be approved by Landlord and conform to all legal requirements.  All signage shall be installed at the sole cost and expense of the Tenant and such signage shall be installed by Landlord’s sign contractor. All signage is subject to local ordinance.

25.4        Intentionally Omitted.

25.5        Right of First Offer.

Subject to the existing rights of Olympus (a tenant in Landlord’s building located at 136 Turnpike) and Visiant (a tenant in Landlord’s building located at 134 Turnpike), Landlord agrees that if any space on the 3rd floor that is contiguous to the Premises becomes available during the Term (any such available space, the “First Offer Space”), the following will apply:

(a)           Prior to entering into a lease with any third party for all or any portion of the First Offer Space, Landlord shall give Tenant notice (the “Notice”) of its interest in commencing negotiations to lease such First Offer Space to a prospective tenant.  The Notice shall designate the First Offer Space; the Rent Landlord proposes to charge therefor (which shall be at Market Rent) and any other material business terms, including, without limitation, the term and any proposed tenant improvement allowance.  Tenant shall have ten (10) business days after receipt of the Notice to lease such First Offer Space on the terms and conditions set forth in the Notice; otherwise, Tenant’s rights with respect to such First Offer Space shall terminate.  Tenant’s right of first offer shall be restored in the event Landlord does not consummate a lease transaction with a third party or, if Landlord does enter into such a lease transaction, the space subsequently becomes available during the Term of this Lease.

(b)           If Tenant leases the First Offer Space, the First Offer Space shall become part of the Premises on the terms and conditions of this Lease except as otherwise set forth in the Notice.

(c)           Notwithstanding anything to the contrary contained herein, Tenant shall only have the right of first offer with respect to the First Offer Space if no Event of Default has occurred and is continuing on the date of Tenant’s notice of its intention to lease the First Offer Space or on the date of delivery of the First Offer Space to Tenant.

(d)           Within twenty (20) days after Tenant exercises its option to lease the First Offer Space, Landlord and Tenant shall execute an amendment to this Lease documenting the expansion of the Premises pursuant to this Article.

(e)           Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the First Offer Space to Tenant if said delay is caused by the holding over of a previous tenant of the First Offer Space; provided, however, that Landlord shall take all action reasonably necessary, including required legal proceedings, to secure possession of the First Offer Space.

25.6        Entire Agreement.

No oral statement or prior written matter shall have any force or effect.  This Agreement shall not be modified or canceled except by writing subscribed to all parties.  No Representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

SIGNATURES APPEAR ON THE NEXT PAGE

Executed as a sealed instrument as of the 23rd day of October 2017.

LANDLORD:

132 TURNPIKE ROAD LLC

By:	/s/ William Depietri
William Depietri, Manager

TENANT:

Virtusa Corporation, a Delaware corporation

By:	/s/ Eric Brown
Name: Eric Brown
Title: VP, Controller

INDEX

EXHIBITS

Exhibit A:	PLAN OF PREMISES

Exhibit A-1:	FLOOR PLAN

Exhibit B:	BASIC SERVICES

Exhibit C:	LANDLORD’S WORK

Exhibit D:	INTENTIONALLY OMITTED

Exhibit E:	INTENTIONALLY OMITTED

Exhibit F:	RULES AND REGULATIONS

Exhibit G:	INTENTIONALLY OMITTED

Exhibit H:	AUTHORIZATION FOR ADDITIONAL WORK

Exhibit I:	INTENTIONALLY OMITTED

Exhibit J:	SAMPLE OF INSURANCE CERTIFICATE

EXHIBIT A

PLAN OF PREMISES

A-1

EXHIBIT A-1

FLOOR PLAN

A-1-1

EXHIBIT B

BASIC SERVICES TO BE PROVIDED BY LANDLORD

(INCLUDED IN OPERATING EXPENSES)

A.                                    Replacement of fluorescent tubes and starters in overhead parabolic light fixtures as needed.

B.                                    Hot and cold water for lavatory and drinking purposes.

C.                                    Toilet supplies including soap, paper or cloth towels, and toilet tissue for lavatories.

D.                                    Janitor services in accordance with the following schedule and to be accomplished as indicated either five nights per week after Normal Business Hours (Monday, Tuesday, Wednesday, Thursday, Friday evenings) or three nights per week (Monday, Wednesday, Friday).  All services to be performed after Normal Business Hours and no services will be performed on Holidays:

Building Entrance Doors:	Entrance glass will be cleaned five times per week.

Building Entrance Floor:	Entrance floor will be cleaned five times per week.

Carpeted Areas:

All common area carpeted areas will be vacuumed five times per week. All Tenant carpeted areas within the Premises will be vacuumed three times per week. Carpeted areas within the Premises will be shampooed upon request, at an additional cost to Tenant.

Wastepaper Containers:	Wastepaper containers in the Tenant’s space will be emptied three times per week; plastic liner bags will be provided for wastepaper containers; liners will be changed as needed.

Restrooms:

Restrooms will be cleaned and serviced five times per week. This will include refilling all paper towel, toilet tissue, and soap dispensers, cleaning all towel and trash containers, cleaning and polishing all stainless-steel fixtures, cleaning toilets, washing and sanitizing all wash basins and shelves, cleaning and polishing all mirrors, removing all disfigurations such as ink marks, drawings, etc. from all partitions and walls, damp mopping of floors.

Tile Floors:	All common area tile floors will be swept five times per week and damp mopped as needed. Floors will be stripped and polished whenever necessary.
All Tenant area tile floors will be swept three times per week and damp mopped as needed. Floors will be stripped and polished upon request, at an additional cost to Tenant.

Tenant kitchen:	Tables, counters, and floors will be cleaned three times per week.

B-1

E.                                     Proper care of grounds surrounding the Building, including care of lawns and shrubs and including removal of litter.

F.                                      Maintaining and cleaning the sidewalks and parking areas in front of and around the Building including snow removal.

G.                                    Provision of adequate lighting for the parking areas servicing the Building.

H.                                   Exterior windows will be washed as needed and determined by Landlord in its sole discretion as a common area expense.

I.                                        HVAC (Heating, Ventilation, and Air-Conditioning) will be provided to Tenant during normal business hours (7:00AM to 6:00PM Monday thru Friday). Landlord shall use its best efforts to maintain the temperature for Tenant’s space at 68 degrees Fahrenheit for heat and 74 degrees Fahrenheit for air-conditioning subject to the following design limitations of the “Energy Conservation Requirements of the Massachusetts State Building Code” (780 CMR 13).  All of Tenants secondary HVAC systems and any special interior requirements shall be operated, maintained, repaired, and replaced, if necessary, at Tenant’s sole cost and expense.

J.                                        Furnish passenger elevator service to the Premises at all hours.

B-2

EXHIBIT C

BUILDING STANDARD FINISHES

LIGHTING:

Landlord will utilize the existing lighting within the Premises and supplement with like kind fixtures where needed as part of Landlord’s Work

CEILINGS:

Landlord will utilize the existing ceiling tiles within the Premises and supplement any repairs or replacements of damaged ceiling tiles with like kind ceiling tiles as part of Landlord’s Work.

FLOORING:

Patcraft — PDQ or PDQ1 — 22-25 oz. broadloom loop commercial grade carpet.  The carpet allowance is $22 per yard installed.

DOORS, FRAMES, SIDELIGHTS& HARDWARE:

Landlord will utilize the existing doors, frames, sidelights and hardware and supplement with like kind doors, frames, sidelights and hardware for any new that are required per the Working Drawings as part of the Landlord’s Work.  At Tenant’s option, Landlord will remove the adhesive vinyl frosting on any sidelights, doors or glass panels as requested in writing by Tenant.

3’0” x 8’0” solid core oak doors - sealed natural.

3 piece metal knock down frames — painted semi-gloss finish.

Brushed aluminum finished lever hardware and hinges.

DRYWALL:

Demising walls — 3 5/8” metal studs run to the deck with sound insulation 5/8”

GWB each side, taped and sanded ready for paint.

Interior walls — 3 5/8” metal studs run 6” above ceiling with sound insulation and 5/8 GWB each side, taped and sanded ready for paint.

WINDOW TREATMENT:

Perforated PVC continuous vertical blinds.

ELECTRICAL:

Plugs & switches to code for standard office build out, exit signs & emergency lights to local building code.

HVAC:

Supply registers as required for standard office build out, return air plenum.

Zoning as required through package roof top units.

SPRINKLERS:

Semi recessed sprinkler heads located to meet local building code.

PAINTING:

2 coats of paint on all walls and door frames.

CABINETS, COUNTERTOPS, APPLIANCES:

Landlord shall furnish and supply all cabinets, countertops and stainless-steel appliances as detailed on the Working Drawings as part of Landlord’s Work.  Countertops to be quarts or similar hard-surface.

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT E

INTENTIONALLY OMITTED

EXHIBIT F

RULES AND REGULATIONS

1.                                                         Heating, lighting and plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures.  Tenants must not leave the doors of the Premises unlocked at night.

2.                                                         The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left herein.

3.                                                         No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown herein.

4.                                                         The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord.

5.                                                         Lettering on doors and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows.

6.                                                         No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord.

7.                                                         No glass in doors or elsewhere through which light is admitted in to any part of the building shall be obstructed.

8.                                                         No animals or birds shall be kept in or about the Building.

9.                                                         All freight, furniture, etc. must be received and delivered through the rear entrances to the Building designated for such purpose unless otherwise authorized by the Landlord.

10.                                                  Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the window sills of the Premises.

11.                                                  No person shall loiter in the halls, corridors, or lavatories.

12.                                                  The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

13.                                                  No Tenant shall use any method of heating other than that provided for in the Tenant’s Lease without the consent of the Landlord.

14.                                                  Any damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant.

15.                                                  All office areas shall require floor mats under any chairs that have casters, so that the carpet shall remain in good order and repair.

17.                                                 The fitness center shall be maintained safe and clean manner. All parties using the fitness center will use at their own risk and will not impede on the enjoyment of others.

EXHIBIT G

INTENTIONALLY OMITTED

EXHIBIT H

AUTHORIZATION FOR ADDITIONAL WORK

DATE OF REQUEST:

BUILDING:	SUITE #:

TENANT:

CONTACT PERSON:	PHONE #:

PLEASE COMPLETE, SIGN, AND RETURN THIS FORM WITH THE FOLLOWING:

☐           Company name, address, contact person of contractor performing work:

☐           Insurance certificate from contractor performing work showing proof of $1mil General Liability and workers compensation coverage, listing the building owner as additionally insured to General Liability (contact Katie Keefe at (508) 357-8825 x115 regarding insurance questions)

☐           Detailed description of requested work along with any plans, pictures, cut sheets showing work to be performed:

•	Electrical work to be performed:

•	Tel-Data work to be performed:

•	Plumbing or Carpentry work to be performed:

•	Other work to be performed:

**Please note a $50 fee must be submitted in order for this form to be processed**

SIGNATURE OF SUBMITTER:

Tenant	Date

☐ Approved by Landlord                                                  ☐ Not Approved by Landlord

☐ Work to be performed by Landlord’s Contractor:            Reason for denial:

☐ CGP    ☐ JBJ

☐ Work to be performed by Tenant contractor; all above materials/documents received

Insurance Verified:	Date:

☐ Space shall be returned to original condition at Lease Termination at Tenant’s expense

☐ Space to remain as is at Lease Termination.

Property Manager Approval	Date

Building Owner Approval	Date

EXHIBIT I

INTENTIONALLY OMITTED

EXHIBIT J

SAMPLE OF INSURANCE CERTIFICATE

ACORD — CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 01/01/2017

PRODUCER

Northstar Insurance Services, Inc.
300 First Ave, Suite 100
Needham, MA 02494

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

ABC Contractor
John Smith
123 Main Street
Anytown, MA 01234

INSURERS AFFORDING COVERAGE		NAIC #
INSURER A:	USA Insurance Company	123456
INSURER B:		
INSURER C:		
INSURER D:		
INSURER E:		

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A	[X]	GENERAL LIABILITY [X] COMMERICAL GENERAL LIABILITY [ ] [ ] CLAIMS MADE [X] OCCUR [ ] [ ] GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PROJECT [ ] LOC	12345ABC	01/01/2017	01/01/2018	EACH OCCURENCE DAMAGE TO RENTED PREMISES (Ea occurrence) MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE PRODUCTS - COMP/OP AGG	$ 1,000,000 $ 300,000 $ 10,000 $ 1,000,000 $ 2,000,000 $ 2,000,000 $
	[ ]	AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [ ] HIRED AUTOS [ ] NON-OWNED AUTOS [ ] [ ]				COMBINED SINGLE LIMIT (Each Occurrence) BODILY INJURY (Per person) BODILY INJURY (Per accident) PROPERTY DAMAGE (Per accident)	$ $ $ $
	[ ]	GARAGE LIABILITY [ ] ANY AUTO [ ]				AUTO ONLY - EA ACCIDENT OTHER THAN AUTO ONLY: EA ACC AGG	$ $ $
	[ ]	EXCESS/UMBRELLA LIABILITY [ ] OCCUR [ ] CLAIMS MADE [ ] DEDUCTIBLE [ ] RETENTION $				EACH OCCURRENCE AGGREGATE	$ $ $ $ $
A	[X]	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	4567DEF	01/01/2017	01/01/2018	[X] WC STATUTORY LIMITS [ ] OTHER E.L. EACH ACCIDENT E.L. DISEASE - EA EMPLOYEE E.L. DISEASE - POLICY LIMIT	 $ 100,000 $ 100,000 $ 500,000
	[ ]	OTHER					

SAMPLE

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

Capital Group Properties and 132 Turnpike Road LLC are included as additional insured with respects to general liability with regards to work performed by the named insured.

(name of Proprietor/Partners) are covered by the workers compensation policy.

CERTIFICATE HOLDER

Capital Group Properties
259 Turnpike Road, Suite 100
Southborough, MA 01772

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

John Doe, Northstar Insurance

ACORD 25 (2001/08)

© ACORD CORPORATION 1988

EXHIBIT A PLAN OF THE PREMISES $ :"! 1e.JZ .s,r! •

[LOGO]

EXHIBIT A-1

OPEN OFFICE
(16) 2,500
WORKSTATIONS
STAIR

THIRD FLOOR PLAN (1)
SCALE: 1/8" = 1'-0"

CAPITAL GROUP

Key Plan:

Architect's Stamp:

Project:

Virtusa
130 Turnpike Road
Southborough, MA 01772

Client:
Capital Group Properties
259 Turnpike Road
Southborough, MA 01772
Tel: (508) 357-6525

Project #: 00002

Scale: As Noted

Issue:	Date:
Scheme 1	09.25.17
Scheme 1a	10.01.17

Revisions:	Date:

Drawing Title:
Third Floor Plan

Sheet Number:

A.103

ahp | ARCHITECTS
CREATIVE THINKING
20 Chelmsford Street, Chelmsford, Ma. 01824
Tel: (978) 244.1100 Fax: (978) 244.1101
www.ahparchitects.com